Exhibit 31.1
CERTIFICATION
I, Colin Dyer, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Jones Lang LaSalle Incorporated; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: February 27, 2014	/s/ Colin Dyer
Colin Dyer
Chief Executive Officer and President